UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) appointed Mr. Carlos M. Hernandez as Chief Executive Officer (“CEO”) of the Corporation, effective immediately. As previously reported, the Board appointed Mr. Hernandez as Interim Chief Executive Officer of the Corporation on May 1, 2019.

On May 16, 2019, the Board also voted to increase the size of the Board to thirteen members and elected Mr. Hernandez to the Board, effective immediately.

In his role as CEO, Mr. Hernandez will receive an annual base salary for 2019 of $1.1 million. He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 150% of base salary. Mr. Hernandez’s base salary and cash target award will be pro-rated from his initial appointment as Interim CEO on May 1, 2019. In connection with his appointment, Mr. Hernandez will receive additional equity awards under the Corporation’s long term incentive program valued at $2.0 million on May 16, 2019, half of which will be in the form of restricted stock units and half of which will be in the form of options.

Mr. Hernandez does not have any family relationships with any director or executive officer of the Corporation, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer or director of the Corporation. In addition, there have been no transactions involving Mr. Hernandez that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In addition, as previously reported on May 1, 2019, the Board appointed Mr. Alan L. Boeckmann as Executive Chairman. On May 16, 2019, the Board determined that in his role as Executive Chairman, Mr. Boeckmann will receive an annual base salary for 2019 of $500,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 100% of base salary. Mr. Boeckmann’s base salary and cash target award will be pro-rated from his appointment as Executive Chairman on May 1, 2019. In connection with his appointment, Mr. Boeckmann will receive equity awards under the Corporation’s long term incentive program valued at $2.7 million on May 16, 2019, half of which will be in the form of restricted stock units and half of which will be in the form of options. As Executive Chairman, Mr. Boeckmann will not receive compensation for his service on the Board.

Further details concerning the Corporation’s executive compensation program are described in the Corporation’s definitive proxy statement dated March 11, 2019, under the heading “Compensation Discussion and Analysis.”

Item 7.01.  Regulation FD Disclosure.

A copy of the Corporation’s press release regarding the appointment of Mr. Hernandez as CEO and his election to the Board is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on May 16, 2019, announcing appointment of CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2019	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Chief Legal Officer